Exhibit 10.6
SIXTH AMENDMENT
TO SECOND AMENDED & RESTATED CONSUMER FINANCING SERVICES AGREEMENT
Effective Date: March 11, 2022
WHEREAS, APX Group, Inc. (“Vivint” or “Company”) and Citizens Bank, N.A. (“Citizens” or “Supplier”, and together with Vivint, the “Parties”) entered into that certain Second Amended and Restated Consumer Financing Services Agreement dated as of May 31, 2017 (as amended, the “Agreement”);
WHEREAS, the Parties desire to amend the Agreement;
NOW, THEREFORE, for valid and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Change of Reference Dates. Each of the five references to “February 15, 2022” in Sections 2.4.2, 2.4.4 and 2.4.5 of the Agreement is hereby deleted and replaced with the following new reference: “March 15, 2022 (or, if such 15th day of the month is not feasible due to cycle time, then on the next Business Day)”.
2.Except as explicitly set forth in this Sixth Amendment, the Agreement is not amended or modified hereby. Section references used herein are to sections of the Agreement. Defined terms used herein without definition shall have the meanings ascribed to them in the Agreement.
IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

APX GROUP, INC.	CITIZENS BANK, N.A.

/s/ Dale R. Gerard	/s/ Andrew Rostami

Name: Dale R. Gerard	Name: Andrew Rostami

Title: CFO	Title: President, Citizens Pay